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[ENERGY EAST LOGO]

      THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            ENERGY EAST CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

PROXY

    The undersigned appoints K.M. Jasinski, R.D. Kump, R.E. Rude, or any one or more of them, with power of substitution, proxies of the undersigned, to vote, as specified below, and in their discretion with respect to any other business properly brought before the meeting, all shares of stock of Energy East Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held on June 15, 2001, and at any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE SHARE ISSUANCE, FOR ALL THE NOMINEES AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

               (Continued and to be signed on the reverse side.)
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[ENERGY EAST LOGO]

                            ENERGY EAST CORPORATION

INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders of record have three ways to vote their proxies:

- By telephone (using a touch-tone telephone)

- Through the Internet (using a browser)

- By Mail (traditional method)

    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

    This method of voting is available for residents of the U.S. and Canada

    - On a touch-tone telephone, call TOLL FREE 1-866-361-7256, 24 hours a day, 7 days a week

    - You will be asked to enter the CONTROL NUMBER shown below followed by the pound sign (#)

    - Have your proxy card ready, then follow the prerecorded instructions

    - Your vote will be confirmed and cast as you directed

INTERNET VOTING

    - Visit the Internet voting Website at http://www.proxyvotenow.com/EEC

    - Enter the CONTROL NUMBER shown below and follow the instructions on your screen

    - You will incur only your usual Internet charges

VOTING BY MAIL

    - Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

    YOU MAY VOTE BY TELEPHONE OR INTERNET ANYTIME UNTIL 5:00 P.M. EASTERN DAYLIGHT TIME, ON JUNE 14, 2001.

    Do not return your Proxy Card if you are voting by Telephone or Internet.

                            YOUR CONTROL NUMBER IS:

 TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN ENVELOPE PROVIDED
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/X/ Please mark votes
as in this example

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Approval of the issuance of common stock in connection with the RGS Energy merger.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2.  Election of Directors, as provided in the Company's Proxy Statement

/ /  For all Nominees listed below  / /  Withhold Authority to vote for all
                                         Nominees listed

                           (Instructions: TO WITHHOLD AUTHORITY to vote for any individual nominee, print that nominee's name on the line provided below.)

                           01-R. Aurelio, 02-J. A. Carrigg, 03-P. L. Gioia, 04-D. M. Jagger, 05-B. E. Lynch, 06-P. J. Moynihan

                           -----------------------------------------------------

                           The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgement.

                           DATE: _________________________________________, 2001
                           _____________________________________________________
                           _____________________________________________________
                                               (SIGNATURE/S)

                           This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing as a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.